UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-202970

Sheng Ying Entertainment Corp.
(Exact name of Registrant as specified in its charter)

Nevada	30-08224
(State of incorporation)	(IRS Employer ID Number)

Avenidida Doutor Mario Soares N. 320 Edificio Finance & IT Centre 5 Andar A Macau
Address of Principal Executive Office

24 Tcharnihovsky St., Kfar Saba, Israel 44150
(Previous Address of principal executive offices)

+ 853 829 46756
Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported): December 12, 2017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 12, 2017, the Board of Directors of the Corporation appointed Mr. Markus W. Frick as a Director, to fill the remaining term of Mr. Siew Heok Ong, who resigned October 24, 2017.

Markus W. Frick, 44, has over 20 years of financial, executive and strategic management experience with a diverse group of companies specializing in the development of technology, medical product distribution, biotechnology, and e-commerce. Mr. Frick has been engaged in the research and scientific testing of organic compounds since 2010, through the present. As such, he was engaged in the development of technology and products related to the infrared extraction of organic compounds, that resulted in a patent issued in 2016. He was also engaged in conducting a feasibility study for a potential Nevada cannabis testing lab. He graduated from Villanova University, Villanova, Pennsylvania in 1995, with a BA in  Political Science And a BS in Mechanical Engineering. He served in the U.S. Marine Corp from 1990 through 1996.

ITEM 9.01 – EXHIBITS

(d) Exhibits.

10.1	Board of Directors Resolution Appointing New Director

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sheng Ying Entertainment Corp.

Date: December 12, 2017	By:	/s/ Thomas Raack
Thomas Raack, Director and President

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